Exhibit 23.3


                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Fed One Bancorp, Inc.

We consent to the use of our report, incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the Joint Proxy Statement/Prospectus, with respect to the consolidated financial statements of Fed One Bancorp, Inc. and subsidiary as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997.

                                                     /s/ KPMG PEAT MARWICK LLP
                                                     _________________________
Pittsburgh, Pennsylvania
August 3, 1998